                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _______)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ARBOR SOFTWARE CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                ----------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       1)   Title of each class of securities to which transaction applies:


       2)   Aggregate number of securities to which transaction applies:


       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4)   Proposed maximum aggregate value of transaction:


       5)   Total fee paid:


[ ]    Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       1)   Amount Previously Paid:


       2)   Form, Schedule or Registration Statement no.:


       3)   Filing Party:


       4)   Date Filed:

                                     [LOGO]






                                                                   July 14, 1997


TO THE STOCKHOLDERS OF ARBOR SOFTWARE CORPORATION

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Arbor Software Corporation (the "Company"), which will be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301, on Wednesday, August 13, 1997, at 10:00 a.m.

         Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

         It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.


                                       Sincerely,

                                       /s/ James A. Dorrian

                                       James A. Dorrian
                                       Chairman of the Board of Directors and
                                       Chief Executive Officer

                           ARBOR SOFTWARE CORPORATION
                              1344 CROSSMAN AVENUE
                           SUNNYVALE, CALIFORNIA 94089

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 13, 1997

                                   -----------


         The Annual Meeting of Stockholders (the "Annual Meeting") of Arbor Software Corporation (the "Company") will be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301, on Wednesday, August 13, 1997, at 10:00 a.m. for the following purposes:

                  1. To elect four members of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

                  2. To approve amendments to the Company's 1995 Stock Option/Stock Issuance Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 750,000 shares and to change the vesting provisions applicable to non-employee members of the Board of Directors;

                  3. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 150,000 shares;

                  4. To ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending March 31, 1998; and

                  5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The foregoing items of business are more fully described in the attached Proxy Statement.

         Only stockholders of record at the close of business on June 20, 1997 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 1344 Crossman Avenue, Sunnyvale, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.


                                       BY ORDER OF THE BOARD OF DIRECTORS,

                                       /s/ Robert V. Gunderson, Jr.

                                       Robert V. Gunderson, Jr.
                                       Secretary

Sunnyvale, California
July 14, 1997

                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                           ARBOR SOFTWARE CORPORATION
                              1344 CROSSMAN AVENUE
                           SUNNYVALE, CALIFORNIA 94089

                                   -----------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 13, 1997

                                   -----------


         These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Arbor Software Corporation, a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California 94301, on Wednesday, August 13, 1997, at 10:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about July 14, 1997.


                               PURPOSE OF MEETING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.


                    VOTING RIGHTS AND SOLICITATION OF PROXIES

         The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On June 20, 1997, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 11,181,437 shares of Common Stock outstanding. Each stockholder of record on June 20, 1997 is entitled to one vote for each share of Common Stock held by such stockholder on June 20, 1997. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

QUORUM REQUIRED

         The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The four nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes are not counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

     Proposal 2. Approval of the adoption of the amendments to the Company's 1995 Stock Option/Stock Issuance Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against the proposal. Broker non-votes will be treated as not entitled to vote on this matter and thus will have no effect on the outcome of the vote.

     Proposal 3. Approval of the adoption of the amendment to the Company's Employee Stock Purchase Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy entitled to vote at the Annual Meeting. Abstentions will be treated as votes against the proposal. Broker non-votes will be treated as not entitled to vote on the matter and thus will have no effect on the outcome of the vote.

     Proposal 4. Ratification of the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending March 31, 1998 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

         Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR Proposals No. 1, No. 2, No. 3 and No. 4 and, in the discretion of the proxy holders, as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company also has retained Morrow & Co. to assist in the solicitation of proxies by mail and telephone. Morrow & Co. will receive a fee for such services of approximately $5,000 plus out-of-pocket expenses, which will be paid by the Company. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of May 31, 1997, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The four Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified. Following the Annual Meeting there will be two vacancies on the Board of Directors. These vacancies arise as a result of Douglas M. Leone, a director of the Company as of the date of this Proxy Statement, not standing for reelection at the Annual Meeting and the resignation of John T. Chambers, a director of the Company since February 1995, in October 1996.

NOMINEES                     AGE     POSITIONS AND OFFICES HELD WITH THE COMPANY
--------                     ---     -------------------------------------------
John M. Dillon               47      President, Chief Operating Officer and Director
James A. Dorrian             44      Chairman of the Board of Directors and Chief
                                     Executive Officer
Mark W. Perry (1)            54      Director
Ann L. Winblad (1)           46      Director

--------------------
(1) Member of Compensation Committee

         Mr. Dillon joined the Company in December 1993 as Vice President of Sales. Presently, Mr. Dillon is the Company's President and Chief Operating Officer and is responsible for worldwide field operations (sales, support, consulting and education), marketing, product development, finance and administration. In addition, Mr. Dillon has been a director of the Company since December 1996. Mr. Dillon previously served as Senior Vice President of the Company's worldwide field operations organization -- Customer Advocacy (Customer Support and Education), North American Sales, EMEA (Europe, Middle East and Africa) Sales, Channel Sales and Field Marketing. Mr. Dillon also served three years as Vice President of Worldwide Sales. Before joining the Company, Mr. Dillon was a field Vice President for Interleaf, a major document management software company. He spent five years at Oracle Corporation in various sales management positions for the company's RDBMS, financial applications and tools products, and held sales management positions at GRiD Systems and Tymshare/McDonnell Douglas. Mr. Dillon served in the U.S. Navy for five years and earned a B.S. in Engineering from the United States Naval Academy. Mr. Dillon also holds a M.B.A. from Golden Gate University, San Francisco.

         Mr. Dorrian, the Company's co-founder, Chief Executive Officer and Chairman of the Board, is responsible for strategic issues including overall corporate vision, strategic initiatives, product direction and business alliances. Prior to co-founding the Company in 1991, Mr. Dorrian was President of Solutions Technology, Inc., a San Francisco-based software consulting firm specializing in financial software systems development. Previously, he was Western States Director at Thorn EMI Computer Software, a developer of Executive Information Systems ("EIS") software. Mr. Dorrian holds a B.A. in Economics from Indiana University.

         Mr. Perry has been a director of the Company since February 1993. Mr. Perry joined New Enterprise Associates in October 1995 and became a General Partner in June 1996. Mr. Perry focuses in the area of information technology. Mr. Perry's board memberships include Exabyte Corporation and a number of private companies. From May 1994 to December 1995, Mr. Perry served as President and Chief Executive Officer and then as Chairman of Viewstar Corporation, a leading provider of business process automation, client/server software. From 1985 to 1994, he was employed by Silicon Graphics, Inc. as Vice Chairman of the Board, Executive Vice President, after joining as Vice President of Finance and Administration and Chief Financial

Officer. Mr. Perry is a Certified Public Accountant. Mr. Perry received a M.B.A. (with distinction) from the Harvard University Graduate School of Business and a B.A. in Economics (cum laude) from Amherst College.

         Ms. Winblad has been a director of the Company since June 1991. Ms. Winblad has been a General Partner of Hummer Winblad Venture Partners, a venture capital investment firm, since 1989. Ms. Winblad holds B.A. degrees in Mathematics and Business from the College of St. Catherine and an M.A. in Education from the College of St. Thomas.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         During the fiscal year ended March 31, 1997, the Board of Directors held nine meetings and acted by written consent on nine occasions. For the fiscal year, each of the current directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such director served. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

         During the fiscal year ended March 31, 1997, the Audit Committee of the Board of Directors met four times. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the Company's auditors, the performance of the Company's auditors and the accounting practices of the Company. The members of the Audit Committee are Mr. Leone and Ms. Winblad. At the conclusion of the Annual Meeting, the Board of Directors will form a new Audit Committee.

         During the fiscal year ended March 31, 1997, the Compensation Committee of the Board of Directors held nine meetings and acted by written consent on one occasion. The Compensation Committee reviews the performance and sets the compensation of the Chief Executive Officer of the Company, and approves the compensation of the executive officers of the Company and reviews the compensation programs for other key employees, including salary and cash bonus levels, as set by the Chief Executive Officer. The Compensation Committee also administers the Company's 1995 Stock Option/Stock Issuance Plan with respect to the Company's executive officers. The members of the Compensation Committee are Mr. Perry and Ms. Winblad.

DIRECTOR COMPENSATION

         Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

         Non-employee Board members are eligible for option grants pursuant to the provisions of the Automatic Option Grant Program under the Company's 1995 Stock Option/Stock Issuance Plan. Under the Automatic Option Grant Program, each individual who becomes a non-employee Board member will be granted an option to purchase 20,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Stockholders Meeting each individual who continues to serve and has served as a non-employee Board member for at least six months prior to such Annual Meeting receives an additional option grant to purchase 5,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company. On July 23, 1996, Messrs. Chambers, Leone and Perry and Ms. Winblad were granted options to purchase 5,000 shares each at an exercise price of $37.25 per share which was the fair market value of the Company's Common Stock on that date. For further information concerning the terms of these automatic grants, please see the summary of the Automatic Option Grant Program below under the heading, "Proposal No. 2: Amendment of the 1995 Stock Option/Stock Issuance Plan."

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED
HEREIN.

                                 PROPOSAL NO. 2
                                  AMENDMENT OF
                      1995 STOCK OPTION/STOCK ISSUANCE PLAN

         The stockholders are being asked to vote on a proposal to approve amendments to the Arbor Software Corporation 1995 Stock Option/Stock Issuance Plan (the "Option Plan") to increase the number of shares of Common Stock available for issuance under the Option Plan by 750,000 shares to a total of 3,007,577 shares of Common Stock and to change the vesting provisions applicable to non-employee Board members. The Board of Directors (the "Board") adopted the amendments in October of 1996 and June of 1997, subject to stockholder approval at the 1997 Annual Meeting. The following is a description of the Option Plan. The Company established the Option Plan as a successor to the 1992 Stock Option Plan ("Predecessor Plan") to provide a means whereby employees, officers, directors, consultants, and independent advisers of the Company or parent or subsidiary corporations may be given an opportunity to purchase shares of Common Stock. The Option Plan was adopted by the Board on August 31, 1995 and approved by the stockholders on September 15, 1995. The Board adopted an amendment to the Option Plan on June 6, 1996 increasing the number of shares of Common Stock available for issuance under the Option Plan by 1,000,000 shares to a total of 2,257,577. Such amendment was approved by the stockholders at the 1996 Annual Meeting on July 23, 1996. The Board believes that option grants under the Option Plan play an important role in the Company's efforts to attract, employ, and retain employees, directors, and consultants of outstanding ability.

         The principal terms and provisions of the Option Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Option Plan. A copy of the Option Plan will be furnished by the Company to any stockholder upon written request to the Corporate Secretary at the executive offices of the Company in Sunnyvale, California.

     Structure. The Option Plan contains four separate equity incentive programs: (i) a Discretionary Option Grant Program under which employees, consultants and certain Board members may be granted stock options to purchase shares of Common Stock, (ii) an Automatic Option Grant Program under which option grants will be made at specified intervals to the non-employee Board members, (iii) a Salary Investment Option Grant Program under which employees may elect to have their base salary reduced each year in return for options to purchase shares of Common Stock at a discount from current fair market value equal to the amount of their salary reduction, and (iv) a Stock Issuance Program under which eligible individuals may be issued shares of Common Stock directly, through the immediate purchase of the shares, or as a bonus tied to the performance of services.

     Administration. The Compensation Committee of the Board, which is comprised of two or more Board members ("Committee"), administers the Option Plan. Committee members serve for such period of time as the Board may determine. The Option Plan may also be administered by the Board or a secondary committee comprised of one or more Board members with respect to optionees who are not executive officers subject to the short-swing profit rules of the Federal securities laws.

         The Committee (or Board or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the Option Plan) to determine the eligible individuals who are to receive grants under the Option Plan, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, the maximum term for which the option is to remain outstanding, whether the granted option will be an incentive stock option ("Incentive Option") that satisfies the requirements of Section 422 of the Internal Revenue Code (the "Code") or a non-statutory option not intended to meet such requirements, and the remaining provisions of the option grant. The Committee also has full authority to determine the eligible individuals who are to receive stock issuances, the number of shares to be issued to each participant, the time or times when such issuances are to be made, and the remaining provisions of the stock issuance. The Committee has sole and exclusive authority to select the individuals eligible to participate in the Salary Investment Option Grant Program.

     Eligibility. Employees (including officers), consultants and independent contractors who render services to the Company or its subsidiary corporations (whether now existing or subsequently established) are eligible to receive option grants under the Discretionary Option Grant Program and stock issuances under the Stock Issuance Program. A non-employee member of the Board of Directors of the Company or any parent or subsidiary corporation is also eligible for option grants under the Discretionary Option Grant Program and stock issuances under the Stock Issuance Program, provided he or she is not a member of the Committee. Only the Company's employees are eligible to participate in the Salary Investment Option Grant Program, and only non-employee directors of the Company are eligible to participate in the Automatic Option Grant Program.

         As of June 30, 1997, approximately 266 persons (including four officers and three non-employee directors) were eligible to participate in the Option Plan.

     Securities Subject to Option Plan. The number of shares of Common Stock which may be issued over the term of the Option Plan shall not exceed 3,007,577 including the increase of 750,000 shares, which is part of this Proposal No. 2. Such share reserve will be subject to further adjustment in the event of subsequent changes to the capital structure of the Company. The shares may be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased on the open market.

         No one person participating in the Option Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of Common Stock per calendar year.

         Should an option expire or terminate for any reason prior to exercise in full, including options incorporated from the Predecessor Plan, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Option Plan.

DISCRETIONARY OPTION GRANT PROGRAM

     Price and Exercisability. The option exercise price per share in the case of an Incentive Option may not be less than 100% of the fair market value of the Common Stock on the grant date and, in the case of a non-statutory option, 85% of the fair market value of the Common Stock on the grant date. All options intended to be exempt from the limitation on compensation deductions set forth in Section 162(m) of the Internal Revenue Code will be granted with an exercise price equal to or greater than 100% of fair market value. Options granted under the Discretionary Option Grant Program become exercisable at such time or times, and during such period, as the Committee may determine and set forth in the instrument evidencing the option grant. In any event, options granted under the Option Plan may not have a term in excess of 10 years.

         The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Committee may also assist any optionee (including an officer or director) in the exercise of his or her outstanding options by authorizing a Company loan to the optionee. The terms and conditions of any such loan will be established by the Committee in its sole discretion.

         No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

     Termination of Service. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period. Under no circumstances, moreover, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The optionee will be deemed to continue in service for so long as such individual performs services for the Company (or any parent or subsidiary corporation), whether as an employee, independent contractor, consultant or Board member.

         The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

         The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The Committee has complete discretion in establishing the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

     Incentive Options. Incentive Options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporation. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the Option Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under Section 422 of the Code shall not exceed $100,000.

         If an employee to whom an Incentive Option is granted is the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, then the option price per share will be at least 110% of the fair market value per share on the grant date, and the option term will not exceed five years, measured from the grant date.

     Limited Stock Appreciation Rights. One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, at the discretion of the Committee, be granted limited stock appreciation rights in connection with their option grants under the Option Plan. Any option with such a limited stock appreciation right in effect for at least six months may be unconditionally surrendered by the officer, to the extent exercisable for one or more vested option shares, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return, the officer will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in the tender offer or, if greater, the fair market value per share of the Common Stock over (ii) the option exercise price.

     Tandem Stock Appreciation Rights. The Committee is authorized to issue tandem stock appreciation rights in connection with option grants under the Discretionary Option Grant Program. Tandem stock appreciation rights provide the holders with the right, subject to the Committee's approval, to surrender their options for a distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such distribution may, at the discretion of the Committee, be made in cash or in shares of Common Stock.

AUTOMATIC OPTION GRANT PROGRAM

         Under the Automatic Option Grant Program, non-employee Board members will receive option grants at specified intervals over their period of Board service. These special grants may be summarized as follows:

         o Each individual who first becomes a non-employee Board member after the date of the initial public offering, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a nonstatutory stock option to purchase 20,000 shares of Common Stock, provided such individual has not previously been in the employ of the Company.

         o On the date of each Annual Stockholders Meeting beginning with the 1996 Annual Meeting, each individual who is to continue as a non-employee Board member will receive an additional grant of a nonstatutory stock option under the Option Plan to purchase 5,000 shares of Common Stock, provided such individual has been a member of the Board for at least six months.

         Each option grant under the Automatic Option Grant Program will be subject to the following terms and conditions:

                  1. The option price per share will be equal to 100% of the fair market value per share of Common Stock on the automatic grant date, and each option is to have a maximum term of ten years measured from the grant date.

                  2. Each automatic option grant will be immediately exercisable for all of the option shares, but the shares purchasable under the option will be subject to repurchase at the original exercise price in the event the optionee's Board service should cease prior to full vesting. With respect to each initial grant, the repurchase right will lapse and the optionee vest in two successive equal annual installments, measured from the grant date, provided such optionee continues service as a Board member. (Prior to the amendment that is a part of this Proposal No. 2, vesting occurred in four installments.) Each annual grant will vest upon the optionee's completion of one year of service as a Board member, measured from the option grant date.

                  3. The option will remain exercisable for a 12-month period following the optionee's termination of service as a Board member for any reason. Should the optionee die while serving as a Board member or during the 12-month period following his or her cessation of Board service, then such option may be exercised during the 12-month period following such optionee's cessation of service by the personal representatives of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of vested shares (if any) for which it is exercisable at the time of the optionee's cessation of Board service.

                  4. The option shares will become fully vested in the event of a Corporate Transaction (as defined below) or a Change in Control (as defined below). The option shares will become fully vested in the event of the optionee's cessation of Board service by reason of death or permanent disability.

                  5. Upon the occurrence of a hostile tender offer, the optionee shall have a 30-day period in which to surrender to the Company each automatic option which has been in effect for at least six months (whether or not the optionee is vested in such option) and the optionee will in return be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer or, if greater, the fair market value per share of the Common Stock over (ii) the option exercise price payable per share.

                  6. Option grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program. The remaining terms and conditions of the options will in general conform to the terms described above for option grants under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

STOCK ISSUANCE PROGRAM

         Shares may be sold under the Stock Issuance Program at a price per share not less than 85% of fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely in consideration of past services.

         The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Committee will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Option Plan.

         All outstanding repurchase rights under the Stock Issuance Program will terminate automatically (and all shares subject to such terminated rights will fully vest) in the event of a Corporate Transaction (as defined below) unless such repurchase rights are assigned. If the repurchase rights are assigned pursuant to a Corporate Transaction, such rights will automatically terminate, and the shares subject to such rights fully vest, if the participant's service should subsequently terminate by reason of an involuntary or constructive termination within 18 months following the effective date of such Corporate Transaction.

SALARY INVESTMENT OPTION GRANT PROGRAM

         The Committee will have complete discretion in selecting the individuals who are to participate in the Salary Investment Option Grant Program. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Committee an irrevocable authorization directing the Company to reduce, by a designated multiple of 1%, his or her base salary for the upcoming calendar year. Such salary reduction will be in an amount not less than 5% of base salary. To the extent the Committee approves one or more salary reduction authorizations, the affected individuals will be granted options under the program.

         Each option will be subject to substantially the same terms and conditions applicable to option grants made under the Discretionary Option Grant Program, except for the following differences:

         o The exercise price per share will be equal to one-third of the fair market value per share of Common Stock on the grant date.

         o The number of option shares will be determined by dividing the total dollar amount of the approved reduction in the participant's base salary by two-thirds of the fair market value per share of Common Stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will equal the dollar amount of the reduction to the optionee's base salary to be in effect for the calendar year for which the grant is made.

         o Provided the optionee continues in service, the option will become exercisable in a series of 12 equal successive monthly installments in the calendar year for which the salary reduction is in effect.

         o Each option will have a term of ten years measured from the grant date.

GENERAL PROVISIONS

     Acceleration of Options/Termination of Repurchase Rights. Upon the occurrence of either of the following transactions (a "Corporate Transaction"):

                  (i) the sale, transfer, or other disposition of all, or substantially all, of the Company's assets in complete liquidation or dissolution of the Company, or

                   (ii) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, each outstanding option under the Option Plan will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option shall not accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Committee at the time of the option grant. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

         Also upon a Corporate Transaction, the Company's outstanding repurchase rights will terminate automatically unless assigned to the successor corporation.

         Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Company's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the optionee's service should subsequently terminate by reason of an involuntary or constructive termination within 18 months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one year period measured from the effective date of the employment termination.

         Upon the occurrence of the following transactions ("Change in Control"):

                   (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires beneficial ownership of more than 50% of the Company's outstanding voting stock without the Board's recommendation, or

                   (ii) there is a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members ceases by reason of a proxy contest to be comprised of individuals who (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for selection as Board members by a majority of the Board in (a) who were still in office at the time such election or nomination was approved by the Board, the Committee has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights. The Committee also has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights upon the subsequent termination of the optionee's service within a specified period following the Change in Control.

         The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

     Valuation. For purposes of establishing the option price and for all other valuation purposes under the Option Plan, the fair market value of a share of Common Stock on any relevant date will be the closing sale price per share of Common Stock on that date, as such price is reported on The Nasdaq National Market. The closing sale price of the Common Stock on June 20, 1997, was $31.75 per share.

     Changes in Capitalization. In the event any change is made to the Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per director under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder.

         Each outstanding option that is assumed in connection with a Corporate Transaction will be appropriately adjusted to apply to the number and class of securities that would otherwise have been issued, in consummation of such Corporate Transaction, to the option holder had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the Option Plan on both an aggregate and a per-participant basis.

     Option Plan Amendments. The Board may amend or modify the Option Plan in any and all respects whatsoever. However, the Board may not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the Option Plan (except in connection with certain changes in capitalization), (ii) materially modify the eligibility requirements for option grants, or (iii) otherwise materially increase the benefits accruing to participants under the Option Plan.

         Unless sooner terminated by the Board, the Option Plan will in all events terminate on September 30, 2005. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

         As of March 31, 1997, options covering 1,478,491 shares were outstanding under the Option Plan, 527,418 shares remained available for future option grants, and 251,668 shares have been issued under the Option Plan. The expiration dates for all such options range from June 2000 to February 2007.

NEW PLAN BENEFITS

         Because the Option Plan is discretionary, benefits to be received by individual optionees are not determinable. However, each of Mr. Perry and Ms. Winblad will receive an option grant to purchase 5,000 shares under the Automatic Option Grant Program on the date of the Annual Meeting with an exercise price per share equal to the closing price per share of the Common Stock as reported on The Nasdaq National Market on the date of the Annual Meeting.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THE OPTION PLAN

         Options granted under the Option Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares generally is includable in alternative minimum taxable income. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

         For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

         Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over
(ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

         If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company's executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

         Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option.

         The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         Special provisions of the Code apply to the acquisition of Common Stock under a non-statutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

                   (i) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (b) the exercise price paid for the shares.

                   (ii) The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

                  The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

         Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

         Stock Issuances. The tax principles applicable to direct stock issuances under the Option Plan will be substantially the same as those summarized above for the exercise of nonstatutory option grants.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN.

                                 PROPOSAL NO. 3
                    AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

         The stockholders are being asked to approve an amendment to the Arbor Software Corporation Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock issuable thereunder by 150,000 shares to a total of 300,000 shares of Common Stock. The Purchase Plan was adopted by the Board on August 31, 1995, and approved by the stockholders on September 15, 1995. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Code.

         The following summary of certain Purchase Plan provisions is qualified, in its entirety, by reference to the Purchase Plan. Copies of the Purchase Plan document may be obtained by a stockholder upon written request to the Secretary of the Company at the executive offices in Sunnyvale, California.

     Purpose. The purpose of the Purchase Plan is to provide employees of the Company and designated parent or subsidiary corporations (collectively, "Participating Companies") an opportunity to participate in the ownership of the Company by purchasing Common Stock of the Company through payroll deductions. The Company currently is the only Participating Company in the Purchase Plan.

         The Purchase Plan is intended to benefit the Company as well as its stockholders and employees. The Purchase Plan gives employees an opportunity to purchase shares of Common Stock at a favorable price. The Company believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of the Company. Finally, the Company will benefit from the periodic investments of equity capital provided by participants in the Purchase Plan.

     Administration. The Purchase Plan is administered by the Committee. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants. All cash proceeds received by the Company from payroll deductions under the Purchase Plan will be credited to a non-interest bearing bank account.

     Shares and Terms. The stock issuable under the Purchase Plan is the Company's authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock that may be issued in the aggregate under the Purchase Plan is 300,000, adjusted as described in the "Adjustments" section of this description. Common Stock subject to a terminated purchase right will be available for purchase pursuant to purchase rights subsequently granted.

     Adjustments. If any change in the Common Stock occurs (through recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments will be made by the Company to the class and maximum number of shares subject to the Purchase Plan, to the class and maximum number of shares purchasable by each participant on any one purchase date, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

     Eligibility. Generally, any individual who is customarily employed by a Participating Company more than 20 hours per week and for more than five months per calendar year is eligible to participate in the Purchase Plan. Approximately 263 employees (including four officers) were eligible to participate in the Purchase Plan as of June 30, 1997.

     Offering Periods. The Purchase Plan is implemented by offering periods which generally have a duration of twenty-four months; each offering period is comprised of a series of successive purchase periods, which have a duration of six months. The first offering period began on the date of execution of the underwriting agreement in connection with the Company's initial public offering and will end on October 31, 1997; the next offering period will commence on November 1, 1997 and will end on the last business day in October 1999, unless terminated earlier. The purchase periods during the initial offering period end on April 30, 1996, October 31, 1996, April 30,

1997, and October 31, 1997. The Committee in its discretion may vary the beginning date and ending date of the offering periods, provided no offering period may exceed 24 months in length.

         The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the participant's entry date into an offering period and will be automatically exercised in successive installments on the last day of each purchase period within the offering period.

         Purchase Price. The purchase price per share under the Purchase Plan is 85% of the lower of (i) the fair market value of a share of Common Stock on the first day of the applicable offering period or, if later, the participant's entry date into the offering period, or (ii) the fair market value of a share of Common Stock on the purchase date. If a participant's entry date is on a day other than the first day of an offering period, the clause (i) amount will in no event be less than the fair market value of the shares on the first day of such offering period. Generally, the fair market value of the Common Stock on a given date is the closing price of the Common Stock, as reported on The Nasdaq National Market.

         Limitations. The plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following:

                  1. No purchase right will be granted to any person who immediately thereafter would own, directly or indirectly, stock or hold outstanding options or rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its parent or subsidiary corporations.

                  2. In no event will a participant be permitted to purchase more than 500 shares on any one purchase date.

                  3. The right to purchase Common Stock under the Purchase Plan (or any other employee stock purchase plan that the Company or any of its subsidiaries may establish) in an offering intended to qualify under Section 423 of the Code may not accrue at a rate that exceeds $25,000 in fair market value of such Common Stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding.

         The purchase right will be exercisable only by the participant during the participant's lifetime and will not be assignable or transferable by the participant.

         Payment of Purchase Price; Payroll Deductions. Payment for shares by participants shall be by accumulation of after-tax payroll deductions during the purchase period. The deductions may not exceed 10% of a participant's cash compensation paid during a purchase period. Cash compensation includes regular base pay (including any pre-tax contributions made by a participant to any Code
Section 401(k) plan or Section 125 cafeteria benefit program) plus any of the following amounts to the extent paid in cash: overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. However, cash compensation does not include any contributions made on a participant's behalf by the Corporation or any corporate affiliate to any deferred compensation plan or welfare benefit program (other than a Section 401(k) or 125 plan) now or hereafter maintained by the Corporation.

         The participant will receive a purchase right for each offering period in which he or she participates to purchase up to the number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated prior to the purchase date by the applicable purchase price (subject to the "Limitations" section). No fractional shares may be purchased. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent purchase period.

         Termination and Change to Payroll Deductions. A purchase right will terminate at the end of the offering period or earlier if (i) the participant terminates employment, and then any payroll deductions which the participant may have made with respect to a terminated purchase right will be refunded, or (ii) the participant elects to withdraw from the Purchase Plan. Any payroll deductions which the participant may have made with respect to a terminated purchase right under clause (ii) will be refunded unless the participant elects to have the funds applied to the purchase of shares on the next purchase date. Unless a participant has irrevocably elected otherwise, he or she may decrease his or her deductions once during a purchase period.

         Amendment and Termination. The Purchase Plan shall continue in effect until the earlier of (i) the last business day in October 2005, (ii) the date on which all shares available for issuance under the Purchase Plan have been issued or (iii) a Corporate Transaction, unless the Purchase Plan is earlier terminated by the Board in its discretion.

         The Board may at any time alter, amend, suspend or discontinue the Purchase Plan, provided that, without the approval of the stockholders, no such action may (i) alter the purchase price formula so as to reduce the purchase price payable for shares under the Purchase Plan, (ii) materially increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant, or (iii) materially increase the benefits accruing to participants under the Purchase Plan or materially modify the eligibility requirements.

         In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Board, to terminate the Purchase Plan immediately following any six-month purchase period. If such right is exercised by the Board, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised, and no further payroll deductions will thereafter be collected under the Purchase Plan.

         Corporate Transaction. In the event of (i) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company (a "Corporate Transaction"), each purchase right under the Purchase Plan will automatically be exercised immediately before consummation of the Corporate Transaction as if such date were the last purchase date of the offering period. The purchase price per share will be equal to 85% of the lower of the (i) fair market value per share of Common Stock on the start date of the offering period (or on the participant's entry date, if later) or
(ii) the fair market value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. If a participant's entry date is not the first day of the offering period, the clause (i) amount will in no event be lesser than the fair market value of such shares on the first day of the offering period. Any payroll deductions not applied to such purchase will be promptly refunded to the participant.

         The grant of purchase rights under the Purchase Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         Proration of Purchase Rights. If the total number of shares of Common Stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the Purchase Plan, the Committee shall make a pro rata allocation of the shares remaining.

         Federal Income Tax Consequences. The following is a general description of certain federal income tax consequences of the Purchase Plan. This description does not purport to be complete.

         The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. No income is recognized by a participant at the time a right to purchase shares is granted. Likewise, no taxable income is recognized at the time of the purchase, even though the purchase price reflects a discount from the market value of the shares at that time.

         A participant must recognize taxable income upon a disposition of shares acquired under the Purchase Plan. The tax treatment may be more favorable if the disposition occurs after the holding-period requirements of Section 423 have been satisfied (a "qualifying disposition"). To satisfy the holding-period requirements of Section 423, shares acquired under the Purchase Plan cannot be disposed of within two years after the first day of the offering period during which the shares were purchased (or within two years after the participant's entry date, if that date is later than the beginning of the offering period) nor within one year after the shares were purchased. The U.S. income tax consequences of a qualifying disposition are as follows:

         o    The participant recognizes ordinary income equal to the lower of
              (a) the excess of the fair market value of the shares on the date of the disposition over the purchase price or (b) 15% of the fair market value of the shares on the first day of the applicable offering period (or on the participant's entry date, if that date is later than the first day of the offering period and if the market value is higher on that date). The Company will not be entitled to any deduction under these circumstances.

         o The excess, if any, of the fair market value of the shares on the date of the disposition over the sum of the purchase price plus the amount of ordinary income recognized (as described above) will be taxed as a long-term capital gain. If a taxable disposition produces a loss (i.e., the fair market value of the shares on the date of the disposition is less than the purchase price) and the disposition involves certain unrelated parties, then the loss will be a long-term capital loss.

         A participant who disposes of shares acquired under the Purchase Plan without meeting the holding-period requirements makes a disqualifying disposition of such shares. The U.S. income tax consequences of a disqualifying disposition are as follows:

         o The entire difference between the purchase price and the market value of the shares on the date of purchase will be taxed to the participant as ordinary income in the year of disposition. The Company will be entitled to a deduction for the same amount, subject to certain conditions.

         o The excess, if any, of the market value of the shares on the date of disposition over their market value on the date of purchase will be taxed as a capital gain (long-term or short-term, depending on how long the shares have been held). If the value of the shares on the date of disposition is less than their value on the date of purchase, then the difference will result in a capital loss (long-term or short-term, depending upon the holding period), provided the disposition involves certain unrelated parties. Any such loss will not affect the ordinary income recognized upon the disposition.

         New Purchase Plan Benefits. Since purchase rights are subject to discretion, including an employee's decision not to participate in the Purchase Plan, awards under the Purchase Plan for the current fiscal year are not determinable. No purchase rights have been granted with respect to the additional 150,000 shares for which approval is requested.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 4
                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Company is asking the stockholders to ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending March 31, 1998. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 1998.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their fiscal year 1997 transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for fiscal year 1997, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than 10% stockholders.


                                    FORM 10-K

         THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL 1997, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO ARBOR SOFTWARE CORPORATION, 1344 CROSSMAN AVENUE, SUNNYVALE, CALIFORNIA 94089, ATTN:
INVESTOR RELATIONS.


                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Stockholder proposals that are intended to be presented at the 1998 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than March 13, 1998 in order to be included. Such stockholder proposals should be addressed to Arbor Software Corporation, 1344 Crossman Avenue, Sunnyvale, California 94089, Attn: Investor Relations.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of May 31, 1997 certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors, and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                                                      AMOUNT AND
                                                                                      NATURE OF
                                                                                      BENEFICIAL
                                                                                      OWNERSHIP        PERCENT OF
BENEFICIAL OWNER                                                                        (1)(2)           CLASS
----------------                                                                      ----------       ----------
Amerindo Investment Advisors Inc.(3) ............................................      2,219,861         19.86
   One Embarcadero Center Suite 2300
   San Francisco, CA 94111
Putnam Investments, Inc. (4) ....................................................        917,281          8.21
   One Post Office Square
   Boston, MA 02109
James A. Dorrian (5) ............................................................        646,667          5.77
George H. Colliat (6)(7) ........................................................         88,565          *
Kirk A. Cruikshank (8) ..........................................................         36,595          *
John M. Dillon (9) ..............................................................        122,525          1.09
Stephen V. Imbler (10) ..........................................................        116,800          1.04
Douglas M. Leone (11) ...........................................................         38,383          *
Mark W. Perry (12) ..............................................................         39,953          *
Ann L. Winblad (13) .............................................................        277,065          2.47
All directors and executive officers as a group (8 persons including
   those listed above) (14) .....................................................      1,366,553         12.00

-----------

 *       Less than 1% of the outstanding shares of Common Stock.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company's knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within 60 days after May 31, 1997.

(3) Includes (i) 1,825,861 shares held by Amerindo Investment Advisors Inc., a California corporation, (ii) 4,000 shares held by Amerindo Advisors (UK) Limited Retirement Benefits Scheme, and (iii) 390,000 shares held by Amerindo Investment Advisors, Inc., a Panama corporation.

(4) Includes (i) 872,305 shares held by Putnam Investment Management, Inc. and (ii) 44,976 shares held by Putnam Advisory Company, Inc., two wholly owned subsidiaries and registered advisors of Putnam Investments, Inc., which is a wholly owned subsidiary or Marsh & McLennan Companies, Inc.

(5) Includes options exercisable into 22,500 shares of Common Stock under the Option Plan.

(6) Includes options exercisable into 42,000 shares of Common Stock under the Option Plan.

(7) Mr. Colliat ceased to be the Vice President of Engineering effective February 1997, but will remain an employee of the Company on a part-time basis through September 5, 1997.

(8) Includes options exercisable into 15,625 shares of Common Stock under the Option Plan.

(9) Includes options exercisable into 15,625 shares of Common Stock under the Option Plan.

(10) Includes options exercisable into 94,000 shares of Common Stock under the Option Plan.

(11) Includes options exercisable into 5,000 shares of Common Stock under the Option Plan.

(12) Includes options exercisable into 15,156 shares of Common Stock under the Option Plan.

(13) Includes options exercisable into 27,500 shares of Common Stock under the Option Plan. Includes 26,505 shares held by Hummer Winblad Venture Partners, L.P. ("Hummer Winblad"), a limited partnership. Ms. Winblad disclaims beneficial ownership of all shares held by entities affiliated with Hummer Winblad except to the extent of her pecuniary interest therein arising from her partnership interest in entities affiliated with Hummer Winblad.

(14) Includes options exercisable into 237,406 shares of Common Stock under the Option Plan.


             EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

         The Company has entered into agreements with each of the Company's executive officers pursuant to which the Company has agreed to accelerate the vesting of up to 25% of the securities subject to vesting then held by each such officer following the occurrence of certain changes in control, including by merger, sale of assets or change in the composition of the Board of Directors. In addition, should the affected officer resign following a reduction in responsibility or compensation or an involuntary relocation or should the affected officer's employment be involuntarily terminated without cause within the 24-month period following such a change in control, then all of such officer's option shares shall become fully vested.

         The Compensation Committee as administrator of the Option Plan will have the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and any other executive officer or the shares of Common Stock subject to direct issuances held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.


                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Company's Board of Directors (the "Committee") has the authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and to administer the Company's 1995 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus program to be in effect for the CEO. The CEO has the authority to establish the level of base salary payable to all other employees of the Company, including all executive officers, subject to the approval of the Committee. In addition, the CEO has the responsibility for approving the bonus programs to be in effect for all other executive officers and other key employees each fiscal year, subject to the approval of the Committee.

         For fiscal year 1997, the process utilized by the CEO in determining executive officer compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the CEO were informal surveys conducted by Company personnel among local companies. However, the CEO made the final compensation decisions concerning such officers.

         General Compensation Policy. The CEO's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the CEO's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

         Base Salary. The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete with the Company for executive talent on the basis of informal surveys conducted by the Company.

         Annual Cash Bonuses. Each executive officer has an established bonus target each fiscal year. The annual pool of bonuses for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year, a range for the executive's contribution and a measure of customer satisfaction. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives, with greater weight being given to achievement of corporate rather than functional objectives.

         Long-Term Incentive Compensation. During fiscal year 1997, the Committee made option grants to John M. Dillon, George H. Colliat and Kirk A. Cruikshank under the 1995 Stock Option/Stock Issuance Plan. Generally, a significant grant is made in the year that an officer commences employment and no grant is made in the second year. Generally, the size of each grant is set at a level that the Committee deems appropriate, to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion.

         Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company, and the vesting schedule is adjusted to reflect existing grants to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

         CEO Compensation. The annual base salary for Mr. Dorrian, the Company's CEO, was established by the Committee in July 1996. The Committee's decision was made primarily on the basis of Mr. Dorrian's performance of his duties.

         The remaining components of the CEO's fiscal year 1997 incentive compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. The bonus paid to the CEO for fiscal year 1997 was based on the same incentive plan as for all other officers who receive bonuses. Specifically, a target incentive was established at the beginning of the fiscal year using an agreed-upon formula based on Company revenue and profit before interest. Each fiscal year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue and profit before interest.

         Tax Limitation. As a result of Federal tax legislation enacted in 1993, a publicly held company such as the Company will not be allowed a Federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. The stockholders approved the Company's 1995 Stock Option/Stock Issuance Plan, which includes a provision that limits the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Accordingly, any compensation deemed paid to an executive officer when he or she exercises an option under the 1995 Stock Option/Stock Issuance Plan with an exercise price equal to the fair market value of the option shares on the grant date will generally qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for fiscal year 1998 will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of the cash compensation payable to the Company's executive officers to the $1 million cap.

                                       Compensation Committee

                                       Mark W. Perry
                                       Ann L. Winblad


                COMPENSATION COMMITTEE REPORT ON REPRICED OPTIONS

         In November 1996, the Committee determined that it was in the best interest of the Company to consider an Option Exchange Program for the benefit of holders of existing options with an exercise price ranging from $33.25 to $42.75. Such Option Exchange Program was approved by the Compensation Committee on December 4, 1996 (the "Grant Date") and the existing options of participating holders were repriced at $26.875, which was the fair market value of the Company's Common Stock on that date.

         The objectives of the Company's 1995 Stock Option/Stock Issuance Plan (the "Option Plan") are to promote the interests of the Company by providing employees, non-employee directors and consultants or independent contractors an incentive to acquire a proprietary interest in the Company and to continue to render services to the Company. It was the view of the Committee that stock options with exercise prices substantially above the current market price of the Company's Common Stock were viewed negatively by optionees and provided little, if any, equity incentive to them. The Committee concluded that such option grants seriously undermined the specific objectives of the Option Plan and should be canceled and replaced. In making this decision, the Committee also considered the fairness of such a determination in relation to other stockholders. In the opinion of the Committee, the stockholders' long-term best interests were clearly served by the retention and motivation of the optionees.

         For these reasons, on the Grant Date the Committee approved the Option Exchange Program whereby all holders of existing options who elected to participate in the Option Exchange Program could receive a one-for-one replacement of their then-existing unexercised stock options (the "Old Option") with a new exercise price set at $26.875 per share, the fair market value of the Company's Common Stock on the Grant Date (the "New Option"). The New Options were subject to a six-month waiting period before any repriced options could be exercised, except in the event of an involuntary termination of the optionee's service without cause. After the six-month waiting period, the New Option reverted to the vesting schedule of the Old Option.

                                       Compensation Committee

                                       Mark W. Perry
                                       Ann L. Winblad


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Company's Board of Directors was formed in June 1992, and the members of the Compensation Committee are Mr. Perry and Ms. Winblad. Neither of these individuals was at any time during fiscal year 1997, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                             STOCK PERFORMANCE GRAPH

         The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between November 7, 1995 (the date the Company's Common Stock commenced public trading) and March 31, 1997 with the cumulative total return of (i) The Nasdaq Stock Market Total Return Index (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) the Hambrecht & Quist Software Sector Index (the "H&Q Software Sector Index"), over the same period. This graph assumes the investment of $100.00 on November 7, 1995 in the Company's Common Stock, The Nasdaq Stock Market-U.S. Index and the H&Q Software Sector Index, and assumes the reinvestment of dividends, if any.

         The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Hambrecht & Quist LLC, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.



                                      Arbor Software
                                H&Q Software Sector Index
                              Nasdaq Stock Market-U.S. Index


                                                      Nasdaq Stock        H&Q Software
DATES                             Arbor Software      Market-U.S.            Sector
-----                             --------------      ------------        ------------

11/6/95                              100                 100                 100
11/95                                109.55               99.75              100.78
12/95                                120.38               99.22               97.65
01/96                                104.46               99.70               99.71
02/96                                109.55              103.50              101.75
03/96                                110.19              103.85              106.57
04/96                                196.18              112.46              118.41
05/96                                154.78              117.63              119.32
06/96                                152.23              112.33              116.20
07/96                                 96.82              102.32              106.18
08/96                                107.01              108.05              107.84
09/96                                108.92              116.32              119.52
10/96                                 92.36              115.03              115.42
11/96                                 73.89              122.15              123.66
12/96                                 61.78              122.02              118.70
01/97                                 75.80              130.67              122.82
02/97                                 83.76              123.46              114.32
03/97                                 63.69              115.42              108.33


     COMPARISON OF CUMULATIVE TOTAL RETURN AMONG ARBOR SOFTWARE CORPORATION,
      THE NASDAQ STOCK MARKET-U.S. INDEX AND THE H&Q SOFTWARE SECTOR INDEX

         The Company effected its initial public offering on November 6, 1995 at a per share price of $17.00. The graph above, however, commences with the closing price of $39.25 per share on November 7, 1995, the date the Company's Common Stock commenced public trading.

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.


                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as such at the end of fiscal year 1997 (collectively, the "Named Officers"), each of whose aggregate compensation for fiscal year 1997 exceeded $100,000, for services rendered in all capacities to the Company and its subsidiaries for that fiscal year.


                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG-TERM
                                                                           ANNUAL COMPENSATION          COMPENSATION
                                                                       --------------------------   NUMBER OF SECURITIES
NAME AND PRINCIPAL POSITION                            FISCAL YEAR     SALARY($)1)         BONUS     UNDERLYING OPTIONS
---------------------------                            -----------     -----------         ------   --------------------
James A. Dorrian ................................          1997          190,000           25,000                0
Chairman of the Board, Chief Executive Officer
   and Director                                            1996          152,500           42,886                0
                                                           1995          129,307           10,887           22,500

John M. Dillon ..................................          1997          185,000          130,414          200,000(5)
President, Chief Operating Officer and Director            1996          241,746           72,875                0
                                                           1995          198,534           20,458           22,500

George H. Colliat (3) ...........................          1997          172,161                0           50,000
Vice President of Engineering                              1996          148,000           42,886                0
                                                           1995           86,000            6,351          109,500

Kirk A. Cruikshank ..............................          1997          165,625           62,500          100,000(5)
Senior Vice President of Marketing                         1996          134,375           42,886                0
                                                           1995          128,539           10,887           22,500

Stephen V. Imbler(4) ............................          1997          166,250           62,500                0
Senior Vice President and Chief Financial Officer          1996           94,231           68,591          109,500
                                                           1995             --               --               --

(1)      Includes amounts deferred under the 401(k) plan.

(2) Bonus amounts include commissions earned in the respective fiscal years.

(3) Mr. Colliat ceased to be the Vice President of Engineering effective February 1997 but will remain an employee of the Company on a part-time basis through September 5, 1997.

(4)      Mr. Imbler joined the Company in July 1995.

(5) The identified options granted to Mr. Dillon and Mr. Cruikshank were cancelled and subsequently regranted on December 4, 1996.

         The following table contains information concerning the stock option grants made to each of the Named Officers during fiscal year 1997. No stock appreciation rights were granted to these individuals during such fiscal year.


                        OPTION GRANTS IN LAST FISCAL YEAR



                                   INDIVIDUAL GRANTS (1)
                               -----------------------------                                      POTENTIAL REALIZABLE
                                              PERCENT OF                                             VALUE AT ASSUMED
                               NUMBER OF         TOTAL                                            ANNUAL RATES OF STOCK
                               SECURITIES       OPTIONS       EXERCISE                              PRICE APPRECIATION
                               UNDERLYING     GRANTED TO       PRICE                                 FOR OPTON TERM(2)
                                OPTIONS        EMPLOYEES     PER SHARE     EXPIRATION           ------------------------
NAME                           GRANTED(#)      IN FISCAL      ($/SH)          DATE               5%($)           10%($)
                               ----------     ----------     ---------     -----------          -------        ---------
James A. Dorrian ....                0              _              _             _                 _                 _

John M. Dillon ......           50,000(4)         3.63         38.75         8/20/2006         1,218,483        3,088,276
                                50,000            3.63         26.875        12/3/2006           813,272        2,043,347
                               100,000            7.26         25.00         1/1/2007          1,572,237        3,984,356

George H. Colliat (3)           50,000            3.63         25.625        12/11/2006          805,772        2,041,982

Kirk A. Cruikshank ..           50,000(4)         3.63         38.75         8/20/2006         1,218,483        3,088,276
                                50,000            3.63         26.875        12/3/2006           813,272        2,043,347
Stephen V. Imbler ...                0              _              _             _                 _                 _

-------------------
(1) Each option becomes exercisable as to 25% of the option shares on the first anniversary of the option grant date and as to the balance of the shares ratably upon optionee's completion of the next 36 months of service thereafter. The exercise price for the option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The plan administrator has the discretionary authority to reprice the option through the cancellation of that option and the grant of a replacement option with an exercise price based on the fair market value of the option shares on the regrant date. The option has a maximum term of ten years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Under the option, the option will vest upon an acquisition of the Company by merger or asset sale, unless the option is assumed by the acquiring entity.

(2) There can be no assurance provided to the executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grant made to the executive officer.

(3) Mr. Colliat ceased to be the Vice President of Engineering effective February 1997, but will remain an employee of the Company on a part-time basis through September 5, 1997.

(4) The identified options granted to Mr. Dillon and Mr. Cruikshank were cancelled and subsequently regranted on December 4, 1996.

         The following table sets forth information concerning option exercises in fiscal year 1997 and option holdings as of the end of fiscal year 1997 with respect to each of the Named Officers. No stock appreciation rights were exercised during that fiscal year or outstanding at the end of that fiscal year.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                               NUMBER OF
                                                                          SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                           UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                    SHARES                               AT FISCAL YEAR-END(#)(1)    AT FISCAL YEAR-END($)2)
                                 ACQUIRED ON                            -------------------------- ---------------------------
NAME                             EXERCISE (#)  VALUE REALIZED($)(1))    EXERCISABLE  UNEXERCISABLE EXERCISABLE   UNEXERCISABLE
----                             ------------  ---------------------    -----------  ------------- -----------   -------------
James A. Dorrian.........               0                   _              22,500             0        551,250           0
John M. Dillon...........               0                   _             150,000             0              0           0
George H. Colliat (3)....          25,000             619,250              42,000        50,000      1,034,265           0
Kirk A. Cruikshank.......               0                   _                   0        50,000              0           0
Stephen V. Imbler........           6,000             170,020              94,000             0      2,036,980           0

-----------


(1) Upon exercise of the options, an option holder did not necessarily receive the amount reported above under the column "Value Realized." The amounts reported above under the column "Value Realized" merely reflect the amount by which the fair market value of the Common Stock of the Company on the date the option was exercised exceeded the exercise price of the option. The option holder does not realize any cash until the shares of Common Stock issued upon exercise of the options are sold.

(2) Based on the closing price of the Common Stock of the Company as reported on The Nasdaq National Market System at March 31, 1997, the last day of trading of the Company's Common Stock during fiscal year 1997, of $25.00 per share, less the exercise price payable for such shares.

(3) Mr. Colliat ceased to be the Vice President of Engineering effective February 1997, but will remain an employee of the Company on a part-time basis through September 5, 1997.


                           TEN-YEAR OPTION REPRICINGS


                                                                                                                     LENGTH OF
                                                         SECURITIES     MARKET PRICE                                 ORIGINAL
                                                         UNDERLYING          OF                                       OPTION
                                                          NUMBER OF     STOCK AT TIME EXERCISE PRICE              TERM REMAINING
                                                           OPTIONS           OF         AT TIME OF                  AT DATE OF
                                                         REPRICED OR    REPRICING OR   REPRICING OR  NEW EXERCISE  REPRICING OR
NAME                                       DATE          AMENDED (#)    AMENDMENT($)   AMENDMENT($)     PRICE($)     AMENDMENT
----                                      -------        -----------   -------------  -------------- ------------  --------------
James A. Dorrian.....................        __                  0              0              0             0           0

John M. Dillon.......................     12/4/96           50,000         26.875          38.75        26.875       111 months

George H. Colliat....................       __                   0              0              0             0           0
Kirk A. Cruikshank...................     12/4/96           50,000         26.875          38.75        26.875       111 months
Stephen V. Imbler....................       __                   0              0              0             0           0

                                  OTHER MATTERS

         The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.



                                       BY ORDER OF THE BOARD OF DIRECTORS,

                                       /s/ Robert V. Gunderson, Jr.

                                       Robert V. Gunderson, Jr.
                                            Secretary


Sunnyvale, California
July 14, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE- PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

P                           ARBOR SOFTWARE CORPORATION
R
O                 ANNUAL MEETING OF STOCKHOLDERS, AUGUST 13, 1997
X
Y         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           ARBOR SOFTWARE CORPORATION

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on August 13, 1997 and the Proxy Statement and appoints Stephen V. Imbler and Teresa Malo, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Arbor Software Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California on Wednesday, August 13, 1997, at 10:00 a.m. local time and at any adjournment or postponement thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.



                                                                SEE REVERSE
          CONTINUED AND TO BE SIGNED ON REVERSE SIDE               SIDE

[X]      PLEASE MARK VOTES                                                                                       __
         AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW
AND A VOTE FOR THE OTHER PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
VOTED AS SPECIFIED BELOW. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE
NOMINEES LISTED BELOW AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

1.  To elect the following directors to serve      2.  To approve amendments to the     FOR     AGAINST   ABSTAIN
    for a term ending upon the 1998 Annual             Company's 1995 Stock Option/     [ ]       [ ]       [ ]
    Meeting of Stockholders or until their             Stock Issuance Plan to
    successors are elected and qualified:              increase the number of
                                                       shares of Common Stock
NOMINEES:  James A. Dorrian, John M. Dillon,           reserved for issuance
           Mark W. Perry and Ann L. Winblad.           thereunder by 750,000 shares
                                                       and to change the vesting
                                                       provisions applicable to
                                                       non-employee members of the
                                                       Board.
    FOR                              WITHHOLD      3.  To approve an amendment to       FOR     AGAINST   ABSTAIN
    ALL    [ ]                  [ ]  AUTHORITY         the Company's Employee Stock     [ ]       [ ]       [ ]
 NOMINEES                           TO VOTE FOR        Purchase Plan to increase
                                   ALL NOMINEES        the number of shares of
                                                       Common Stock reserved for
                                                       issuance thereunder by
                                                       150,000 shares.
[ ] _______________________________________        4.  To ratify the appointment of     FOR     AGAINST   ABSTAIN
For all nominees, except for any nominee(s)            Price Waterhouse LLP as the      [ ]       [ ]       [ ]
whose name is written in the space provided            Company's independent
above.                                                 auditors for the fiscal year
                                                       ending March 31, 1998.
                                                   5.  To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement
                                                       thereof.
                                                              MARK HERE
                                                             FOR ADDRESS             [  ]
                                                             CHANGE AND
                                                            NOTE AT LEFT

                                                     Please sign your name.

                                                     Signature:______________________________     Date:  __________

                                                     Signature:______________________________     Date:  __________